Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Form S-8 Nos. 333-122530, 333-132219 and 333-140538) of our reports dated June 5, 2008 relating to the consolidated financial statements of KongZhong Corporation, and the effectiveness of KongZhong Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of KongZhong Corporation for the year ended December 31, 2007.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.
Beijing, The People's Republic of China
June 19, 2008